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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.
(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA
JEROME HAGLEY
MICHAEL KARAS
MARSHALL KARR
TODD SPITZER
TINA ALDATZ
BERNECE DAVIS
ROBERT HOH
JAMES RONALD KING SR.
DAVID LARSEN
JOHN SKEFFINGTON
ANTHONY THOMPSON
SHARON THOMPSON
CENTAURUS FINANCIAL INC.
THOMPSON NATIONAL PROPERTIES, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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DATED DECEMBER 5, 2013

2013 ANNUAL MEETING
OF
THE STOCKHOLDERS
OF
STRATEGIC REALTY TRUST, INC.

 PROXY STATEMENT

OF

SRT SHAREHOLDERS COALITION

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

        To the Stockholders of Strategic Realty Trust, Inc.:

        This Proxy Statement (this "Proxy Statement") and the enclosed GREEN proxy card (the "Proxy Card") are being furnished to you as a stockholder of Strategic Realty Trust, Inc., a Maryland corporation (the "Company" or "SRT"), in connection with the solicitation of proxies to be used at the 2013 Annual Meeting of Stockholders of the Company (together with any adjournments, postponements, continuations or meetings held in lieu thereof, the "Annual Meeting"). The Annual Meeting is scheduled to be held at 9:00 a.m. local time on January 10, 2014, at the offices of DLA Piper LLP (US) located at 555 Mission Street, Suite 2400, San Francisco, California 94105. The Proxies are being solicited by the SRT Shareholders Coalition (the "Coalition," "we" or "us") and the other participants named in this Proxy Statement (together with the Coalition, the "Participants").

        The Coalition is soliciting your Proxy Card for the Annual Meeting regarding the following matters:

  1.
  To elect Todd Spitzer, the Coalition's nominee, to the Board of Directors of the Company (the "Board") to serve until the Company's 2016 annual meeting of stockholders and until his successor is duly elected and qualified.

  2.
  To vote FOR the Coalition's proposal that if Mr. Spitzer is elected to the Board, then all of the other members of the Board would be removed and the vacancies created by such removal or an expansion of the Board would be filled by the Coalition's nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and Mr. Spitzer would be directed as sole remaining director to appoint the foregoing individuals to the Board). We refer to this as the "Removal Proposal".

  3.
  To transact such other business as may properly come before the Annual Meeting (Proposals 1 through 3, collectively, the "Proposals").

        If Mr. Spitzer is elected at the Annual Meeting and the Removal Proposal is approved, Mr. Spitzer has committed to take any and all actions to effectuate the election or appointment of Ms. Costa and Messrs. Hagley, Karas and Karr to the Board.

The Annual Meeting is less than two months away. We urge stockholders to submit the enclosed GREEN Proxy Card to have their shares voted for the election of Todd Spitzer and the Removal Proposal. Please sign, date and return the enclosed GREEN Proxy Card in the enclosed postage-paid envelope TODAY.

        The SRT Shareholders Coalition is an informal committee of SRT stockholders that are concerned about the Company's direction and believe that the current Board continues to ignore the voices of the Company's stockholders. The Coalition believes that the Proposals, if adopted, will provide the Company with a new Board comprised of highly qualified individuals who are all independent, have experience in real estate or corporate governance and who will act consistent with their fiduciary duties for the benefit of the Company's stockholders.

        The SRT Shareholders Coalition is comprised of Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., Dr. David Larsen, John Skeffington, Anthony Thompson, Sharon Thompson and Thompson National Properties, LLC. As of the date hereof, the Coalition, the other Participants to this solicitation and the director nominees collectively beneficially owned, and had the right to vote, approximately 409,665.40 shares of the Company's common stock, which we estimate represents approximately 3.73% of the Company's outstanding common stock.

IMPORTANT

        IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TO THE COALITION TO THE ADDRESS BELOW USING THE POSTAGE-PAID ENVELOPE PROVIDED.

        IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A GREEN PROXY CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A GREEN PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK. THE COALITION URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO THE COALITION TO THE ADDRESS BELOW, SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

        WE URGE YOU NOT TO SIGN ANY PROXY CARD THAT MAY BE SENT TO YOU BY THE COMPANY. PLEASE DISCARD AND DO NOT SIGN OR RETURN ANY WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF SRT, EVEN AS A SIGN OF PROTEST, BECAUSE ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

        IF YOU PREVIOUSLY VOTED USING A PROXY CARD SENT TO YOU BY OR ON BEHALF OF SRT, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. TO REVOKE ANY PROXY CARD YOU ALREADY SENT TO SRT, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GREEN PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE TODAY. YOU ALSO MAY REVOKE A PRIOR SRT PROXY BY VOTING IN PERSON AT THE ANNUAL MEETING. WITHHOLDING AUTHORITY TO VOTE FOR THE SRT NOMINEES ON AN SRT PROXY CARD IS NOT THE SAME AS VOTING FOR THE COALITION NOMINEES OR FOR THE REMOVAL PROPOSAL, SO PLEASE BE SURE TO VOTE USING THE GREEN PROXY CARD TODAY!

        IF YOU HOLD SHARES IN MORE THAN ONE ACCOUNT, OR UNDER DIFFERENT NAMES, OR IF YOU HOLD SOME SHARES IN YOUR NAME AND OTHER SHARES ARE HELD FOR YOU IN THE NAME OF A NOMINEE HOLDER, YOU MAY RECEIVE MULTIPLE COPIES OF THIS PROXY STATEMENT, MULTIPLE COPIES OF THE GREEN PROXY CARD, OR MORE THAN ONE SET OF VOTING INSTRUCTION MATERIALS. IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN ALL GREEN PROXY CARDS AND ALL VOTING INSTRUCTION CARDS YOU RECEIVE FROM YOUR NOMINEE HOLDERS TO MAKE SURE ALL YOUR SHARES ARE REPRESENTED AND VOTED AT THE ANNUAL MEETING.

        IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GREEN PROXY CARD OR REQUIRE ASSISTANCE, PLEASE CONTACT:

SRT SHAREHOLDERS COALITION
2300 E. KATELLA AVE, SUITE 235
ANAHEIM, CA 92806
Call Toll-Free at: (800) 401-7905
Email: Info@ProtectOurInvestment.org

Please sign, date and return the enclosed GREEN Proxy Card
in the enclosed postage-paid envelope today.

        THIS SOLICITATION IS BEING MADE BY THE COALITION AND NOT ON BEHALF OF THE COMPANY'S BOARD.

        YOUR PROXY CARD IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD TODAY.

        THE ELECTION OF THE COALITION NOMINEE REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES ENTITLED TO VOTE WHO ARE PRESENT IN PERSON OR BY PROXY AT WHICH A QUORUM IS PRESENT. THE APPROVAL OF THE REMOVAL PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF 2/3 OF THE OUTSTANDING SHARES. SO YOUR VOTE IS EXTREMELY IMPORTANT.

        The date of this Proxy Statement is December 5, 2013. This Proxy Statement and the enclosed GREEN Proxy Card are first being sent or given to stockholders on or about December 5, 2013.

 BACKGROUND

        We are concerned about the Company's poor performance and failures of corporate governance under the leadership of Andrew Batinovich and the Special Committee of the Board, comprised of Phillip Levin, John Maier and Jeffrey Rogers (the "Special Committee") and we believe it is time for a change of leadership to put the Company back on the right track.

        Since the Special Committee was established, SRT has undergone fundamental (and what we believe are detrimental) changes. During the 18 month period between the 2012 annual meeting and the 2013 annual meeting, during which time the SRT stockholders have not been able to vote on the composition of the Board, Messrs. Levin, Rogers, Maier and Batinovich took the following actions:

  •
  Messrs. Levin, Rogers and Maier approved hiring Mr. Batinovich's company Glenborough, LLC ("Glenborough") as the Company's advisor, replacing an affiliate of Thompson National Properties, LLC ("TNP"). As the Company disclosed in its most recent 10-Q filed with the SEC, the Company has incurred approximately $828,000 in fees to Mr. Batinovich's company in 2013 alone. The Company's 10-Q indicates that there is still $378,000 payable by the Company to Mr. Batinovich's company as of September 30, 2013.

  •
  Messrs. Levin, Rogers and Maier approved what we believe was a below market transaction with Mr. Batinovich's Glenborough. The Special Committee sold 12% of a subsidiary of SRT to an affiliate of Glenborough at a price based on the acquisition price of the properties held by that subsidiary, which price was lower than the value that the Board assigned to the same properties in November 2012, when it determined the net asset value. In connection with this transaction, the Company was required to terminate TNP as property manager. This transaction included provisions that prevented Glenborough from being removed as manager of the properties held by the subsidiary unless the Company repurchases Glenborough's investment in the subsidiary at fair market value (which currently should be materially higher than Glenborough's purchase price) plus a 7% internal rate of return. The Company is also prevented from selling any interests in the subsidiary without the consent of Glenborough. In our view, these provisions have the effect of entrenching Glenborough.

  •
  Messrs. Levin, Rogers, Maier and Batinovich have initiated the sale of three shopping centers that have not nearly reached the levels of tenancy or development that the Company planned for upon their initial acquisition by the Board. Accordingly, we believe these sales would be at discounted or "fire sale" prices because a higher price could have been potentially obtained after full stabilization of the properties.

  •
  Messrs. Levin, Rogers and Maier surrendered a high value add property, Lahaina Gateway Center, that SRT purchased at 50% below replacement cost according to two independent lender appraisals and which TNP believed was in the path of economic growth. TNP negotiated a discounted price and proposed a financing solution that would increase cash reserves, reduce overall interest costs, pay down the KeyBank Line of Credit, and avoid defaults on the Torchlight and KeyBank loans. Official documents provide concrete evidence that Messrs. Levin, Rogers and Maier knew Lahaina Gateway Center would require a turnaround and have early negative cash flow in exchange for acquiring a property that was likely to become highly successful in the long term. However, the Special Committee chose to give the property to the lenders, which we believe cost shareholders millions of dollars.

  •
  We estimate that SRT has paid approximately $665,000 in fees to Messrs. Levin, Rogers and Maier and fees and expenses to legal and other advisors to the Special Committee.

  •
  From the Company's inception until the Coalition filed its preliminary solicitation for written requests to call a special meeting of the Company's stockholders, Company stockholders were able to elect the entire Board at an annual meeting and each director was subject to an up or down vote by stockholders each year. However, only after the Coalition filed its preliminary solicitation did the Board unilaterally take this right away by staggering the Board. Now, it would take at least three annual meetings for stockholders to replace a majority of the Board.

  •
  We believe that the Board has significantly limited stockholder rights and entrenched itself by purportedly amending the Company's bylaws twice and opting into the Maryland Unsolicited Takeover Act. The Board imposed these changes only after the Coalition called for a special meeting. These purported changes include staggering the Board, eliminating the ability of stockholders to nominate and elect directors at a special meeting, raising the threshold to call a special meeting by 500% so that only a majority of the holders can call a special meeting and raising the threshold to remove directors from a majority to two-thirds. We believe that these eleventh hour revisions were made to further entrench Messrs. Levin, Rogers, Maier and Batinovich by making it considerably harder for the stockholders to replace them with individuals nominated by the stockholders, thereby strengthening Messrs. Levin, Rogers, Maier and Batinovich's control over SRT.

  •
  Over the objections of Mr. Thompson in his capacity as a director of the Company, Messrs. Levin, Rogers, Maier and Batinovich adopted last minute changes to make it more difficult for stockholders to nominate directors at an annual meeting. When the Company disclosed the date of the Annual Meeting, the Company stated that stockholders would only be allowed 10 days to make director nominations for the Company's 2013 Annual Meeting and that any nominations must comply with its amended and restated bylaws. In what we believe is yet another example of Messrs. Levin, Rogers, Maier and Batinovich's disregard of the stockholder franchise and appropriate corporate governance, the Company chose not to announce that its bylaws had indeed been amended and did not file the new bylaws on the same day. Instead, the Company waited until half of the nominating period expired to publicly file the new bylaws. Accordingly, the Company put stockholders in the catch-22 position of being forced to comply with a new set of rules without telling the stockholders what the new rules were. On October 20, 2013, we notified the Company of our intent to nominate Ms. Costa and Messrs. Hagley, Karas, Karr and Spitzer to the board of directors at the annual meeting. Two days later, the Company notified the Coalition that its nomination was not in compliance with the new bylaws, and provided a copy of the bylaws (which at that point still had not been publicly disclosed). In addition, the Company required the Coalition under the new bylaws to require each of the Coalition's nominees to fill out a 30 page questionnaire. We find it hard to believe that there is any reasonable explanation for the Board to amend the bylaws and then wait to publicly disclose the amendments other than as an attempt to disenfranchise the Company's stockholders and entrench the existing directors.

  •
  SRT has announced that even if the Coalition complies with the new standards and procedures to call a special meeting and a majority of the stockholders call for a special meeting, the Company would still reject the request and refuse to call a special meeting. SRT is taking this position because it is now claiming that directors can only be removed for cause, which we believe contradicts Maryland law, SRT's charter and SRT's own interpretation of its charter. In our view, this refusal would show the disdain that Messrs. Levin, Rogers, Maier and Batinovich have for stockholder rights and the voice of a majority of the stockholders.

        Messrs. Levin, Rogers, Maier and Batinovich did not solicit any stockholder input for any of these fundamental changes and we believe that the Special Committee approved these transactions without the approval of the entire Board. Although the Special Committee was not required to obtain stockholder approval under Maryland law or the Company's organizational documents, we believe that under appropriate corporate governance principles it would have been appropriate for the stockholders to have some voice with respect to these matters.

        In contrast, we believe that the actions of the Coalition have already resulted in measurable improvements to SRT. For example, prior to the actions of the Coalition, the Company had failed to hold an annual meeting for almost 15 months. However, after the Coalition filed a preliminary proxy statement to call for a special meeting, the Board rushed to call the Annual Meeting, albeit almost 18 months after the 2012 annual meeting. In addition, the Coalition has been consistently calling for a restoration of dividends since October 2013. A month later, SRT announced that it may declare a dividend at the end of 2013. Given the manipulations of corporate election rules and entrenchment tactics that Messrs. Levin, Rogers, Maier and Batinovich have recently taken, we wonder whether the Board would have taken even more detrimental actions if the Coalition was not there acting as the watchdog for stockholder rights. Accordingly, we believe that replacing the current Board with Todd Spitzer and our other highly qualified and independent nominees is the right choice to put SRT back on the right track.

        Do not be misled by SRT's false statements that Tony Thompson is trying to take over the Company or the other misleading allegations that SRT has made. Mr. Thompson has agreed to step down from his position on the Board to allow the election of the Coalition's nominees, and all of the Coalition nominees are independent from TNP and Mr. Thompson. Our solicitation is not about TNP or Tony Thompson. Our solicitation is about restoring to you, the stockholders, your right to have a voice in the future direction in SRT—a company in which you have invested your hard-earned dollars.

        If you believe your voice should be heard, we urge you to sign, date and return the enclosed GREEN Proxy Card in the enclosed postage-paid envelope today.

        We believe the bylaw amendments, the election for SRT to be governed under the Maryland Unsolicited Takeover Act and other related actions taken by SRT and Messrs. Levin, Rogers, Maier and Batinovich violate Maryland law and SRT's charter. The Coalition is reserving all of its rights to challenge any or all these actions. Accordingly, the Coalition's description of, and any compliance with, the new provisions should not be interpreted as any waiver or acknowledgement that the bylaw changes or adoption of the Maryland Unsolicited Takeover Act or any other act taken by SRT or Messrs. Levin, Rogers, Maier and Batinovich are valid.

 ANNUAL MEETING PROPOSALS

        We are soliciting your proxy to vote at the Annual Meeting on the following matters:

  Proposal 1—Election of Director.

  The Coalition has nominated Todd Spitzer for election to the Board as a Class I Director. The Board is divided into three classes serving three-year terms, with one class of directors elected by stockholders annually. According to the Company's public filings, at the Annual Meeting there will be one Class I Director seat up for election. That Class I Director would serve until the Company's 2016 annual meeting or until his successor is duly elected and qualified.

  We are seeking your support to elect Mr. Spitzer as a director in opposition to Andrew Batinovich, SRT's incumbent director. The Coalition is nominating Mr. Spitzer because of his significant experience in the public and private sector, including overseeing budgets and employees, and the depth of his experience in public policy and governance.

  Mr. Spitzer currently serves as an elected County Supervisor for the County of Orange, California, where he oversees 18,000 employees and a $9 billion budget. Mr. Spitzer's duties also include serving as a Director and Chairman of the Finance and Administration Committee for the Orange County Transportation Authority, overseeing a $1.26 billion budget on behalf of the taxpayers. We believe that Mr. Spitzer has a reputation in California as a victims' rights advocate and being fiercely independent. From 1996 to 2002, Mr. Spitzer also served as an elected County Supervisor. From 1990 to 1996, Mr. Spitzer was an Orange County prosecutor. Since 2002, Mr. Spitzer has also been the principal attorney and owner of Spitzer Law Office, representing various business clients. From 2008 to 2010,

  Mr. Spitzer was an Assistant District Attorney in Orange County, California. From 2002 to 2008, Mr. Spitzer was a State Assemblyman with the California State Assembly. Mr. Spitzer holds a Bachelor of Arts degree in English from University of California at Los Angeles, a Masters in Public Policy from the University of California—Berkeley Goldman School of Public Policy and a Juris Doctorate from the University of California—Hastings College of Law.

  Pursuant to the Company's charter, the election of directors at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares entitled to vote who are present in person or by proxy at a meeting at which a quorum is present.

  The Coalition strongly recommends a vote FOR the election of Todd Spitzer.

  Proposal 2—Removal and Replacement of Remaining Members of the Board.

  The Coalition has proposed that if Mr. Spitzer is elected at the Annual Meeting, each of the members of the Board other than Mr. Spitzer (if he is elected at the Annual Meeting) would be removed and the following individuals would be elected or appointed as directors of the Company to fill vacancies created by the removal or resignation of directors or expansion of the size of the Board: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr.

  Pursuant to the Company's purported election to be governed by the Maryland Unsolicited Takeover Act, the removal of directors will require the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders in the election of directors. SRT has taken the position that directors can only be removed for cause. However, we believe that the SRT stockholders can remove the Board without cause because Maryland law provides that a company's charter provisions will govern this issue. SRT's charter allows the stockholders to remove directors without limitation, which we believe clearly means that stockholders can remove directors with or without cause. In fact, in its initial public offering documents, SRT described its charter as allowing stockholders to remove directors with or without cause.

  If the Company rejects Proposal 2 as an improper proposal for consideration at the Annual Meeting, the Coalition reserves all rights (including the right to bring legal action) to effectuate Proposal 2. If the Coalition brings a legal action, then the courts would decide the issue absent any settlement by SRT and the Coalition.

  The Coalition strongly recommends a vote FOR the Removal Proposal.

        If Mr. Spitzer is elected at the Annual Meeting and the Removal Proposal is approved, Mr. Spitzer has committed to take any and all actions to effectuate the election or appointment of Ms. Costa and Messrs. Hagley, Karas and Karr to the Board.

        Each of Messrs. Spitzer, Hagley, Karas and Karr and Ms. Costa (the "Shareholder Nominees") are independent in accordance with the Securities and Exchange Commission ("SEC") and New York Stock Exchange rules regarding director independence. For information about the Coalition's highly qualified nominees, see "Information Regarding Shareholder Nominees" below.

EFFECT ON SPECIAL MEETING SOLICITATION

        The Coalition is in the process of soliciting written requests to call a special meeting of stockholders to remove the current Board and to replace them with the Shareholder Nominees.

        Although the Coalition timely submitted nomination notices and supplements to the Company upon announcement of the Annual Meeting, the Special Committee has retained the power to postpone or adjourn the Annual Meeting without stockholder approval. In addition, there is no assurance that the Company will not reject our nomination of Mr. Spitzer. Also, the Board has announced that it opposes the Removal Proposal. Therefore, the Coalition is continuing its solicitation of written requests from the

Company's stockholders to call a special meeting of the stockholders to provide the stockholders an opportunity to have an effective vote on the election of the entire Board.

        SRT stockholders can find more information regarding the Coalition's solicitation to call a special meeting in the definitive proxy statement filed with the SEC on October 29, 2013 and the related soliciting materials, all of which are available at www.protectourinvestment.org.

        We recommend that all SRT stockholders sign, date and return both the ORANGE Written Request Card to call a special meeting and the GREEN proxy card for the Annual Meeting.

 VOTING; PROXY CARD PROCEDURES

        A stockholder is entitled to one vote for each share of the Company's common stock that the stockholder holds. Only stockholders on the record date for the Annual Meeting are eligible to vote at the Annual Meeting. The Company has set the record date for the Annual Meeting as December 2, 2013. According to the Company's preliminary proxy statement for the Annual Meeting, there are 10,969,714 shares of common stock issued and outstanding and entitled to vote as of December 2, 2013.

        Pursuant to the Company's bylaws, at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter will constitute a quorum. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes will have the effect of a vote against the election for directors and the Removal Proposal. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

        All valid Proxy Cards received prior to the Annual Meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the Proxy Card, your shares will be voted in accordance with that specification. If you executed your GREEN Proxy Card but failed to provide specific instructions on how to vote, your common stock will be voted (i) FOR the election of Todd Spitzer to the Board as the Coalition's director nominee; and (ii) FOR the Removal Proposal. In addition, by signing, dating and delivering a GREEN Proxy Card, you are authorizing the proxy holders to vote in their discretion upon any other business that may properly come before the Annual Meeting.

        If you are a stockholder of record, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting by:

  •
  Submitting a properly executed, subsequently dated GREEN Proxy Card that will revoke all prior proxy cards, including any proxy cards that you may have submitted to the Company;

  •
  Attending the Annual Meeting and withdrawing your proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

  •
  Delivering written notice of revocation to the Secretary of the Company at 400 South El Camino Real, Suite 1100, San Mateo, CA 94402.

        If you hold your stock in street name, and you submit proxy instructions, you may later revoke your proxy instructions by informing the holder of record in accordance with that holder's procedures. If you hold your stock in street name, you may also attend and vote in person at the Annual Meeting, but only if you obtain a "legal proxy" from your broker, bank, custodian or other nominee.

        Even if you submitted a white proxy card to "Withhold" authority to vote your shares for Andrew Batinovich in protest, this will not mean you are voting for Mr. Spitzer, the Coalition's nominee. This will also result in the revocation of any previous proxy you may have submitted using the Coalition's GREEN proxy card. Accordingly, if you wish to vote for the Coalition's proposals, do not sign any white proxy card from the Company.

        IF YOU ARE A RECORD HOLDER AND PREVIOUSLY SIGNED AND RETURNED A PROXY CARD TO THE COMPANY, WE URGE YOU TO REVOKE IT BY SIGNING, DATING AND RETURNING THE GREEN PROXY CARD. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

        If your shares of Company common stock are registered in your own name, please sign, date and mail the enclosed GREEN Proxy Card to us in the postage-paid envelope provided. If any of your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a Proxy Card for such shares of common stock and will do so only upon receipt of specific instructions from you. Accordingly, each stockholder who holds shares of common stock through a nominee such as a brokerage firm, bank, bank nominee or other institution must contact the person responsible for the stockholder's account and obtain instructions from that person on how to vote. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to us at the address below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

        Your Proxy Card is important, no matter how many or how few shares you own. Please complete, sign and return the enclosed GREEN Proxy Card as promptly as possible. The failure to sign and return the GREEN Proxy Card will have the same effect as opposing the Proposals.

 If you have any questions about executing or delivering your
GREEN Proxy Card or require assistance, please contact:

SRT SHAREHOLDERS COALITION
2300 E. KATELLA AVE, SUITE 235
ANAHEIM, CA 92806
Call Toll-Free at: (800) 401-7905
Fax: (714) 876-1492
Email: Info@ProtectOurInvestment.org

 INFORMATION REGARDING THE SHAREHOLDER NOMINEES

  Todd Spitzer—Nominee for Class I Director

        Mr. Spitzer's present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years are described above under Annual Meeting Proposals—Proposal 1—Election of Director. Mr. Spitzer is 53 years old and his business address 7420 E. Morninglory Way, Orange, California 92869. Mr. Spitzer has provided compliance related consulting services in the area of social media communications for advisors to Centaurus Financial Inc., a participant in this solicitation. Mr. Spitzer is a citizen of the United States of America.

  Other Shareholder Nominees

        In the event that the Company's stockholders elect Mr. Spitzer and approve the Coalition's Removal Proposal, we will also seek the election or appointment of the following individuals as directors of the Company to fill vacancies created by the removal or resignation of directors or expansion of the size of the Board: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr. Messrs. Spitzer, Hagley, Karas, Karr and Ms. Costa are collectively referred to as the "Shareholder Nominees". Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the proposed Shareholder Nominees other than Mr. Spitzer. We reserve the right to nominate substitute persons for any of the Shareholder Nominees. In the event we nominate any substitute person, we will identify such persons and provide all other information required by the proxy rules through a supplement to this Proxy Statement.

        Dianne Salvagno Costa, age 59, is the owner and sole proprietor of CEMA North Texas, where she is responsible for mediation, counseling and education. She is a distinguished credentialed mediator and a Certified Family Life Educator. From 2005 to 2010, Ms. Costa was a partner at Sharp Focus Counseling & Mediation, where she was responsible for counseling and mediations services for individuals, families, businesses and courts. Ms. Costa has served as the mayor of Highland Village, Texas. In such capacity, Ms. Costa led and participated in efforts to explore, discuss, negotiate and finalize real estate transactions and was directly involved in recruiting retail developers to Highland Village. Ms. Costa holds a Bachelor of Science degree in Family Studies with a minor in Government from Texas Woman's University. Ms. Costa's business address is 723 S. I-35 E 222, Denton, Texas 76205.

        Ms. Costa is a proposed Shareholder Nominee in light of Ms. Costa's significant experience in real estate transactions and expertise in mediation, counseling and education.

        Jerome Hagley, age 45, is an Executive Vice President and Chief Operating Officer of The Dawson Company, a developer of mixed-used and transit-oriented development primarily located in urban infill communities. In such capacity, Mr. Hagley has full responsibility for finance and accounting systems management, including all divisions and subsidiaries as well as multiple consulting clients. Mr. Hagley also is responsible for structuring, financing and executing commercial and multi-family real estate developments, and for overseeing the company's management operations. Mr. Hagley has had responsibility for the financial analysis and cash management of a more than $750 million portfolio of retail, office and multi-family real estate and loan assets located in 27 Midwestern and Eastern states. Mr. Hagley holds a Bachelor of Science degree in accounting from Spring Hill College and a Masters of Professional Accountancy from Georgia State University. Mr. Hagley's business address is 883 Saints Dr., Marietta, Georgia 30068.

        Mr. Hagley is a proposed Shareholder Nominee in light of Mr. Hagley's significant experience in real estate development, and considerable expertise in management of real estate portfolios.

        Michael Karas, age 61, is the President of Karas Partners Inc., a private equity firm in corporate finance and real estate. Mr. Karas began his real estate career in 1980 with Karas Corporation Inc., a real estate development firm that bought, sold and built retail centers, mixed-use properties and retrofitted office buildings with both private and institutional lenders and partners. Karas Corporation was a full service property management company that also designed marketing programs and leasing strategies to attract high quality revenue tenants. Mr. Karas has over 30 years' experience in negotiating tenant leases from small spaces to the largest corporate tenants. He has also financially engineered both senior and mezzanine debt. Mr. Karas has received awards for the renovation and restoration of historical mixed-use urban properties. Mr. Karas also served as a Managing Director of a publicly-traded real estate investment trust, Medallion Realty Growth Fund. From 1985 to 1995, Mr. Karas served as the President of First Canadian Bancorp Inc., a private equity firm directing partnership investments in branded operating companies, financings, mergers and acquisitions with a focus on strategic exit plans. Mr. Karas studied Business and Economics at the University of Western Ontario. His business address is 23 Corporate Plaza Dr., Suite 150, Newport Beach, CA 92660.

        Mr. Karas is a proposed Shareholder Nominee given his extensive experience as an investor in private companies and more than 30 years of experience in real estate transactions.

        Marshall Karr, age 61, has been in the real estate and construction business for more than 30 years. He is a certified Property Manager with more than 30 years of experience managing residential, commercial and retail properties. Mr. Karr is the Managing Partner of Karr Commercial LLC, a multi-faceted commercial and residential real estate firm involved in the renovation and historic preservation of many Nashville landmarks and residences. In addition to his role as Managing Partner, Mr. Karr was the co-founder and President and Chief Operating Officer of IMRAC/BCA Internet Medical Records Company, a medical technology company he founded to provide electronic medical records for the healthcare industry. The company was sold to an Atlanta based firm where he remains active as a consultant to the software industry. Mr. Karr also is a Commissioner on the Metropolitan Government Tax Equalization Board, a member of the Mayor's Task force for the Convention Center Authority and a former officer and director on the Board of the Greater Nashville Association of Realtors, a member of the Tennessee Association of Realtors, a member of the Institute of Real Estate Management, and a past Chairman of the Metropolitan Board of Zoning Appeals. He has also served as a member of the Committee for the Restoration of the Tennessee State Capital, the Nashville City Center Land Use Sub-Committee, the inaugural class of the Transit Citizen Leadership Academy for bringing high speed rail to Middle Tennessee, a former member of the Metro Historical Commission, a member of the Board of Directors of the Gordon Jewish Community Center, a member of the Board of Trustees for Temple Ohabai Shalom, and a past President and current board member of the Tennessee Jazz and Blues Society. Mr. Karr holds a B.A. in psychology from the University of Oklahoma. Mr. Karr's business address is 5633 Charlotte Pike, Suite 201, Nashville, Tennessee 37209.

        Mr. Karr is a proposed Shareholder Nominee in light of Mr. Karr's significant experience in the real estate and construction business, and considerable expertise in managing residential, commercial and retail properties.

  Other Information Regarding Shareholder Nominees

        The above information has been furnished to the Coalition by the Shareholder Nominees. Except for Mr. Karas, all of the Shareholder Nominees are citizens of the United States of America. Mr. Karas is a Canadian citizen.

        We believe that each of the Shareholder Nominees qualifies as an "independent director" as defined in the Company's charter in compliance with the requirements of the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts. As defined the Company's charter, the term "independent director" means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or advisor by virtue of (1) ownership of an interest in the sponsor, the advisor or any of their affiliates, other than the Company, (2) employment by the sponsor, the advisor or any of their affiliates, (3) service as an officer or director of the sponsor, the advisor or any of their affiliates, other than as a director of the Company, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three REITs organized by the sponsor or advised by the advisor, or (6) maintenance of a material business or professional relationship with the sponsor, the advisor or any of their affiliates.

        Although the Company's shares are not listed for trading on any national securities exchange, we believe that each of the Shareholder Nominees also would qualify as independent under the rules of the New York Stock Exchange.

        None of the Shareholder Nominees has carried on an occupation or employment, during the past five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Shareholder Nominees has ever served on the Company's Board. No family relationships exist between any Shareholder Nominee and any director or executive officer of the Company.

        Excluding Mr. Hagley, none of the Shareholder Nominees nor any of their respective associates owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company or any parent or subsidiary of the Company, nor have purchased or sold any securities of the Company within the last two years. Each of the Shareholder Nominees, including Mr. Hagley, disclaims all beneficial ownership of any securities of the Company.

        There are no material proceedings to which any Shareholder Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries, nor does any Shareholder Nominee have a material interest adverse to the Company or any of its subsidiaries.

        None of the Shareholder Nominees has been involved in any legal proceedings in the preceding ten years which are described in Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933 ("Regulation S-K") and which must be disclosed as material for purposes of an evaluation of the integrity or ability of any person nominated to become a director under the federal securities laws.

        None of the Shareholder Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K.

        None of the Shareholder Nominees nor any of their immediate family members have had or will have any direct or indirect material interest in any transaction, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or exceeds $120,000.

        The Shareholder Nominees have not received any compensation from the Coalition for serving as nominees, and they will not receive any compensation from us for their services as directors of the Company if elected. Each of the Shareholder Nominees, if elected, will be entitled to receive from the Company compensation paid by the Company to its directors. Other than as stated in this Proxy Statement, there are no arrangements or understandings between members of the Coalition and any of the Shareholder Nominees or any other person or persons pursuant to which the nomination of the Shareholder Nominees described herein is to be made. Each of the Shareholder Nominees has consented (i) to serve as a nominee, (ii) to be named as a nominee in this Proxy Statement and (iii) to serve as a director of the Company if elected as such at the Annual Meeting.

 SOLICITATION OF PROXY CARDS; EXPENSES

        We may solicit Proxy Cards by telephone, email, fax, and personal solicitation, in addition to the mail. We will reimburse the reasonable out-of-pocket expenses of banks, brokerage houses, and other custodians, nominees, and fiduciaries in connection with the forwarding of solicitation material to the beneficial owners of Company common stock that such institutions hold. Del Morgan Group LLC, a financial advisor to TNP, may also solicit Proxy Cards on behalf of the Coalition.

        Certain members of the Coalition (including TNP) will bear the entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of Proxy Cards, including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. We estimate that our total expenditures relating to the solicitation of Proxy Cards for approval of the Proposals at the Annual Meeting will be approximately $125,000. If we are able to replace the entire Board at a stockholder meeting, then Globalist Capital, LLC and certain legal advisors may be entitled to additional fees, which we estimate would be approximately $425,000. Our total expenditures to date relating to these solicitations have been approximately $100,000.

        If we are successful in our solicitation of Proxy Cards approving the Proposals at the Annual Meeting, we will seek reimbursement from the Company for some or all actual expenses we have and will incur in connection with this solicitation. Following the Annual Meeting, the Coalition will request that the Board approve a reimbursement of such expenses. We do not currently intend to submit such matter to a vote of the Company's stockholders.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

        The Shareholder Nominees, members of the Coalition and certain other entities are participants in this solicitation. Unless otherwise noted in this solicitation, all of the individual participants are United States citizens.

  Tina Aldatz

        Ms. Aldatz is the founder of Foot Petals, a brand that offers designer shoe cushions for women's shoes. The principal business address of Ms. Aldatz is 27752 Greenfield Drive, Laguna Hills, California, 92653.

  Bernece Davis

        Ms. Davis's principal occupation is with Davis Development Company, which is currently one of the largest development and real estate holding companies in northern Mississippi. Davis Development Company's holdings include residential, commercial and raw land. The principal business address of Ms. Davis is 44 County Road 228, Oxford, Mississippi, 38655.

  Robert Hoh

        Mr. Hoh is the President of Operationally Focused Acquisition LLC, a consulting firm specializing in defense related technology transition. The principal business address of Mr. Hoh is 132 Madison Circle, Locust Grove, Virginia 22508.

  James Ronald King Sr. and Centaurus Financial Inc.

        Mr. King is the Chief Executive Officer, Chairman, and Director of Centaurus Financial Inc. Clients of Centaurus Financial have purchased shares of the Company, and it is expected that two or three employees of Centaurus Financial will assist in soliciting Proxy Cards. The principal business address of Mr. King and Centaurus Financial Inc. is 2300 Katella Ave. # 200, Anaheim, California, 92806.

  Dr. David Larsen

        Dr. Larsen is a Doctor of Medicine in Radiology for Blue Star Radiology Associates. The principal business address of Dr. Larsen is 7013 Westmount Drive, Colleyville, Texas 76034.

  John Skeffington

        Mr. Skeffington is the Chief Financial Officer of Skeffington Enterprises and the Chief Financial Officer of Ben's Asphalt. The principal business address of Mr. Skeffington is 2200 S. Yale Street, Santa Ana, California, 92704.

  Anthony Thompson, Sharon Thompson and Thompson National Properties, LLC

        Mr. Thompson is a current member of the Board, but his term will expire at the Annual Meeting. Mr. Thompson served as the Chairman of the Board and the Company's Chief Executive Officer or Co-Chief Executive Officer from September 2008 until August 2013 and as the Company's President from February 2012 to August 2013. Mr. Thompson serves as the managing member and Chief Executive Officer of Thompson National Properties, LLC, and serves as the Chief Executive Officer of TNP Strategic Retail Advisor, LLC and TNP Securities, LLC, the dealer manager for the Company's initial public offering. Prior to founding Thompson National Properties in 2008, Mr. Thompson founded Triple Net Properties, LLC in 1998 and served as its Chairman and Chief Executive Officer until 2006, when he was named Chairman of the Board for NNN Realty Advisors, Inc., the holding company for Triple Net. In December 2007, NNN Realty Advisors merged with Grubb & Ellis Company and Mr. Thompson was named Chairman of the combined company, a position from which he resigned effective February 8, 2008. During his tenure at Grubb & Ellis Company, Mr. Thompson oversaw operations of two non-listed REITS sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.) which at the time of his departure had acquired in excess of $600 million in commercial real estate properties. Mr. Thompson's responsibilities included participating in (1) the oversight of day-to-day operations of the non-listed REITs, (2) the selection of real property and real estate related securities acquisitions and dispositions, (3) the structuring and negotiating of the terms of asset acquisitions and dispositions, (4) the selection of joint venture partners and monitoring these relationships, and (5) the oversight of the property managers, including the review and analysis of the operating budgets and leasing plans. Mr. Thompson was the chairman of the board of Santa Ana Business Bank. Mr. Thompson is a member of the Sterling College Board of Trustees and various other community and charitable organizations. Mr. Thompson holds a Bachelor of Science degree in Economics from Sterling College in Sterling, Kansas.

        Sharon Thompson is married to Mr. Thompson.

        Thompson National Properties, LLC and its affiliates ("TNP") provide value-added real estate investment opportunities and asset management to high net worth domestic, foreign and institutional investors. The principal business of TNP is real estate investment and property management. Thompson National Properties, LLC is a Delaware limited liability company. Certain officers and investor relations employees of TNP will assist in soliciting Proxy Cards from Company stockholders.

        TNP was the Company's advisor from the Company's initial public offering through August 2013, at which time TNP's advisory agreement with the Company expired and was not renewed by the Special Committee. In addition, TNP Property Manager, LLC, a wholly-owned subsidiary of TNP, has served as the property manager of some or all of the Company's property from the Company's initial public offering. In August 2013, the Company sent a notice purportedly terminating all of its property management agreements with TNP Property Manager. TNP Property Manager believes that the property management agreements that are terminable only for cause were not properly terminated by the Company and intends to vigorously defend its rights under these agreements. On September 9, 2013, TNP Property Manager filed a lawsuit against Glenborough and the Company, alleging, among other things, breach of contract against the Company and intentional interference with economic relationship against Glenborough. TNP Property Manager is seeking aggregate damages of at least $10 million, in addition to punitive damages and injunctive relief.

        The business address of TNP and Mr. Thompson is c/o Thompson National Properties, LLC, 3151 Airway Ave, Suite G-3 Costa Mesa, California, 92626.

        As of December 31, 2012, TNP Strategic Retail Advisor, LLC owned .02% of the outstanding limited partnership interest in TNP Strategic Retail Operating Partnership, L.P. ("Operating Partnership"), a subsidiary of the Company. As of December 31, 2012, TNP Strategic Retail OP Holdings, LLC owned 100% of the special units issued by the Operating Partnership. Upon the termination of TNP's affiliate as advisor to the Company on August 6, 2013, these special units were cancelled for no consideration.

        If Mr. Spitzer or any of the other Shareholder Nominees are elected, they will act in the best interests of stockholders. As independent directors of the Company, the Shareholder Nominees may in the course of acting in the best interests of stockholders decide that the Company's advisor or property manager should be replaced. TNP, Mr. Thompson and their affiliates would benefit to the extent that Glenborough is terminated and TNP or any of its affiliates are engaged to provide services to the Company. However, there is no agreement, commitment or understanding that TNP or any of its affiliates would be engaged to provide any services to the Company.

  Stock Ownership and Other Information

        Annex A sets forth information regarding (i) ownership of the Company's common stock by the participants and the Shareholder Nominees and (ii) purchases or sales of Company common stock during the past two years by the participants and the Shareholder Nominees. Each of the members of the Coalition, as a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Exchange Act, is deemed to be a beneficial owner of approximately 409,665.40 shares of common stock of the Company held by each of the participants to this solicitation combined, or approximately 3.73% of the issued and outstanding common stock, and each entity or individual may be deemed to beneficially own the shares of each other entity or individual in the reporting group. Each member of the Coalition disclaims beneficial ownership of such shares of common stock, except to the extent of their pecuniary interest therein.

        See Annex B for additional information regarding transactions and other information regarding TNP, Mr. Thompson and certain other participants.

        Except as set forth in this Proxy Statement (including the Annexes A and B), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/her/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000;

(x) no participant in this solicitation or any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Shareholder Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

        Except as otherwise noted herein, the information concerning each of the participants contained in this Proxy Statement has been provided by each such participant, and although the other participants do not have any knowledge that would indicate that any statement regarding any other participant is untrue, the participants have not independently verified the accuracy or completeness of such information.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2014 ANNUAL MEETING

        Pursuant to the Company's bylaws, for nominations or other business to be properly brought before the 2014 annual meeting of stockholders by a stockholder, the stockholder must have given notice to the secretary of the Company not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of "the date of the company's proxy statement released to shareholders" (as used in Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the 2013 Annual Meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from January 10, 2015, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

        Pursuant to Rule 14-8 under the Exchange Act, stockholder proposals to be considered for inclusion in the Company's proxy statement and proxy card for the 2014 annual meeting of stockholders must be received by the at the Company's principal executive offices located at 400 South El Camino Real, Suite 1100, San Mateo, California, 94402 not less than 120 calendar days before the date of the Company's proxy statement released to stockholders in connection with the 2013 Annual Meeting.

        The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2014 annual meeting of the Company's stockholders is based on information contained in the Company's public filings. The incorporation of this information in this proxy statement should not be construed as an admission by the Coalition that such procedures are legal, valid or binding.

CERTAIN INFORMATION REGARDING THE COMPANY

        The Company is a Maryland corporation with its principal executive offices at 400 South El Camino Real, Suite 1100, San Mateo, CA 94402.

        The Company is subject to the informational filing requirements of the Exchange Act and is required under the Exchange Act to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning (202) 551-8090. The Company's filings with the SEC are also available to the public without charge on the SEC's website (http://www.sec.gov).

        Except as otherwise noted herein, the information concerning the Company contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. Although the Coalition does not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we have not independently verified the accuracy or completeness of such information.

INTERNET AVAILABILITY OF SOLICITATION MATERIALS

        This Proxy Statement, as well as all other proxy materials distributed by the SRT Shareholders Coalition, are available free of charge at www.protectourinvestment.org.

YOUR SUPPORT IS IMPORTANT

        NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, WE ARE SEEKING YOUR SUPPORT. PLEASE SIGN, DATE, AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED GREEN PROXY CARD AS SOON AS POSSIBLE.

        IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A PROXY CARD WITH RESPECT TO YOUR COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK.

WHOM YOU CAN CALL IF YOU HAVE QUESTIONS

        If you have any questions or require any assistance, please contact the Coalition at the following address and toll free telephone number:

SRT SHAREHOLDERS COALITION
2300 E. KATELLA AVE, SUITE 235
ANAHEIM, CA 92806
Call Toll-Free at: (800) 401-7905
Email: Info@ProtectOurInvestment.org

IT IS IMPORTANT THAT YOU SIGN AND DATE YOUR GREEN PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

THE SRT SHAREHOLDERS COALITION December 5, 2013

 ANNEX A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF THE COMPANY

Security Ownership of the Shareholder Nominees and Other Participants

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of December 5, 2013, in each case including shares of common stock which such persons have the right to acquire within 60 days of December 5, 2013, by:

  •
  each member of the Coalition and each other participant to this solicitation;

  •
  each of the Shareholder Nominees to the Board; and

  •
  all of the participants to the solicitation as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Dianne Costa	0	*
Jerome Hagley[1]	2,048.184	*
Michael Karas	0	*
Marshall Karr	0	*
Todd Spitzer	0	*
Anthony Thompson[2,3]	133,333.333	1.2%
Tina Aldatz[4]	33,333.333	*
Bernece Davis[5]	126,726.943	1.2%
Robert Hoh[6]	5,000.000	*
James Ronald King Sr.	1,000.000	*
Dr. David Larsen[7]	94,334.719	*
John Skeffington	13,888.889	*
Sharon Thompson[3]	111,111.111	1.0%
Centaurus Financial Inc.	0	*
Thompson National Properties, LLC	22,222.222	*
All participants as a group	409,665.40	3.73%
*
Less than 1%.

1
Shares are owned by SJH Enterprises, Inc., an entity owned by Mr. Hagley's wife and in which Mr. Hagley is an officer. Mr. Hagley has disclaimed all beneficial ownership of such shares.

2
Mr. Thompson is the managing member of Thompson National Properties, LLC ("TNP") and has beneficial ownership of the 22,222.222 shares beneficially owned by TNP. As managing member of TNP, Mr. Thompson has shared voting power and shared dispositive power of these shares.

3
111,111.111 shares of common stock are owned by the Sharon D. & Anthony Thompson Living Trust, Sole & Sep property of Sharon Thompson. Mr. Thompson has disclaimed all beneficial ownership of such shares.

4
Owned by Taarke Real Estate, LLC. As the owner of Taarke Real Estate, Ms. Aldatz is deemed to have sole voting power and sole dispositive power of these shares.

5
123,626.943 of the shares are owned by Bernece B. and James E. Davis. Ms. Davis is deemed to have shared voting power and shared dispositive power of these shares.

6
Shares are owned of record by Robert H. Hoh Trust dtd 7-25-97.

7
24,213.418 of the shares are owned of record by The D. Larsen First Family LP. As general partner of The D. Larsen First Family LP, Dr. Larsen is deemed to have sole voting power and sole dispositive power of these shares.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, to the extent set forth in the Company's preliminary proxy statement for the Annual Meeting, filed with the SEC on November 27, 2013, information regarding the beneficial ownership of the Company's common stock as of December 5, 2013, in each case including shares of common stock which such persons have the right to acquire within 60 days of December 5, 2013, by:

  •
  each person who is the beneficial owner of more than five percent of any class of the Company's voting securities; and

  •
  all directors, executive officers, and directors and executive officers of the Company as a group.

        The SRT Shareholders Coalition has not independently verified the accuracy or completeness of such information other than with respect to Mr. Thompson.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Andrew Batinovich	0	*
Phillip I. Levin	10,000.000	*
John B. Maier II	5,000.000	*
Jeffrey S. Rogers	12,500	*
Anthony W. Thompson[8]	133,333.333	1.2%
All directors and executive officers as a group	160,833	1.5%
*
Less than 1% of the outstanding common stock

8
Mr. Thompson is the managing member of TNP and has beneficial ownership of shares beneficially owned by TNP. As managing member of TNP, Mr. Thompson has shared voting power and shared dispositive power of such shares. 111,111.111 shares of common stock are owned by the Sharon D. & Anthony Thompson Living Trust, Sole & Sep Property of Sharon Thompson. Mr. Thompson has disclaimed all beneficial ownership of such shares.

 ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION:
PURCHASES AND SALES IN THE COMMON STOCK OF THE COMPANY BY OR ON BEHALF OF THE PARTICIPANTS DURING THE PAST TWO YEARS

Bernece Davis:

Date	Purchase/Sale	Quantity	Price Per Share ($)
2/27/2012	Purchase	20,000	10.00
4/26/2012	Purchase	103,626.943	9.65

James Ronald King Sr.:

Date	Purchase/Sale	Quantity	Price Per Share ($)
1/23/2013	Purchase	1,000	10.00

Dr. David Larsen:

Date	Purchase/Sale	Quantity	Price Per Share ($)
12/15/2011	Purchase/Reinvestment	136.111	9.50
12/15/2011	Purchase/Reinvestment	394.177	9.50
1/13/2012	Purchase/Reinvestment	136.957	9.50
1/13/2012	Purchase/Reinvestment	396.627	9.50
2/15/2012	Purchase/Reinvestment	137.851	9.50
2/15/2012	Purchase/Reinvestment	399.213	9.50
3/15/2012	Purchase/Reinvestment	138.614	9.50
3/15/2012	Purchase/Reinvestment	401.424	9.50
4/15/2012	Purchase/Reinvestment	139.488	9.50
4/15/2012	Purchase/Reinvestment	403.960	9.50
5/15/2012	Purchase/Reinvestment	140.331	9.50
5/15/2012	Purchase/Reinvestment	406.396	9.50
6/15/2012	Purchase/Reinvestment	141.204	9.50
6/15/2012	Purchase/Reinvestment	408.921	9.50
7/13/2012	Purchase/Reinvestment	142.055	9.50
7/13/2012	Purchase/Reinvestment	411.388	9.50
8/15/2012	Purchase/Reinvestment	142.995	9.50
8/15/2012	Purchase/Reinvestment	414.108	9.50
9/14/2012	Purchase/Reinvestment	143.786	9.50
9/14/2012	Purchase/Reinvestment	416.399	9.50
10/15/2012	Purchase/Reinvestment	144.681	9.50
10/15/2012	Purchase/Reinvestment	418.993	9.50
11/15/2012	Purchase/Reinvestment	145.581	9.50
11/15/2012	Purchase/Reinvestment	421.597	9.50
12/18/2012	Purchase/Reinvestment	146.459	9.50
12/18/2012	Purchase/Reinvestment	424.140	9.50
1/18/2013	Purchase/Reinvestment	147.282	9.50
1/18/2013	Purchase/Reinvestment	426.523	9.50

Sharon Thompson:

Date	Purchase/Sale	Quantity	Price Per Share ($)
1/1/2012	Purchase	111,111.111	9.00

 ANNEX B

ADDITIONAL INFORMATION REGARDING CERTAIN SHAREHOLDER
NOMINEES AND PARTICIPANTS IN THE SOLICITATION

Relationships with Advisor and Sponsor

TNP Strategic Retail Advisor, LLC ("Advisor") was formed in September 2008 and served as the Company's advisor from the Company's inception through July 2013. Advisor is indirectly owned by TNP, the Company's former sponsor, and Mr. Thompson serves as the Chief Executive Officer of Advisor. Subject to the oversight by the Company's board of directors, Advisor previously provided certain services to the Company pursuant to an Advisory Agreement, including services related to the management of the daily operations of the Company's investment portfolio and certain general and administrative responsibilities.

Fees and Expense Reimbursements Paid to Advisor

Pursuant to the terms of the Company's advisory agreement with Advisor which was terminated in August 2013 (the "Prior Advisory Agreement"), the Company paid Advisor the fees described below.

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  Acquisition Fee.  The Company paid Advisor an acquisition fee of 2.5% of (1) the cost of an investment acquired directly or (2) the Company's allocable cost of real property acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, the Company would pay an origination fee to Advisor in lieu of an acquisition fee. The Company incurred $3,369,000 and $2,484,000 in acquisition fees payable to Advisor during the years ended December 31, 2012 and 2011, respectively. The Company incurred and paid $13,000 in acquisition fees to Advisor during the nine months ended September 30, 2013.

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  Origination Fee.  The Company paid Advisor an origination fee of 2.5% of the amount funded by the Company to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt the Company used to fund the acquisition or origination of the real estate-related loans. The Company would not pay an acquisition fee with respect to such real estate-related loans. The Company paid $0 and $49,000 in loan origination fees to Advisor during the years ended December 31, 2012 and 2011, respectively. The Company did not incur any loan origination fees to Advisor for 2013.

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  Asset Management Fee.  On November 11, 2011, the Company's board of directors approved Amendment No. 2 to the Prior Advisory Agreement to clarify that upon termination of the Prior Advisory Agreement, any asset management fees that may have accumulated in arrears, but which had not been earned pursuant to the terms of the Prior Advisory Agreement, would not be paid to Advisor. The Company initially agreed to pay Advisor an annual asset management fee that was payable monthly in an amount equal to one-twelfth of 0.6% of the aggregate cost of all assets the Company owned and of the Company's investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that Advisor would not be paid the asset management fee until the Company's funds from operations exceed the lesser of (1) the cumulative amount of any distributions declared and payable to the Company's stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for the Company's stockholders. For the year ended December 31, 2011, the Company did not pay Advisor any asset management fees. Because the payment of asset management fees was determined to be remote, the Company reversed asset management fees that had been accrued, but which had not been earned, through

    December 31, 2011. There were no asset management fees incurred for the year ended December 31, 2012. There were no asset management fees incurred for 2013.

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  Disposition Fee.  The Company paid Advisor a disposition fee of up to 50% of a customary and competitive real estate sales commission not to exceed 3.0% of the contract sales price of each property sold if Advisor or its affiliates provided a substantial amount of services, as determined by the Company's independent directors, in connection with the sale of real property. With respect to a property held in a joint venture, the foregoing commission would be reduced to a percentage of such amounts reflecting the Company's economic interest in the joint venture. For the years ended December 31, 2012 and 2011, the Company paid $130,000 and $88,000, respectively, of disposition fees to Advisor. For 2013, the Company incurred $924,000 of disposition fees to the Advisor related to the Waianae Sale and the sale of the McDonalds pad at Willow Run.

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  Financing Coordination Fee.  On January 12, 2012, the Company entered into amendment No. 3 to its Prior Advisory Agreement to provide for the payment of a financing coordination fee to Advisor. The Company paid Advisor a financing coordination fee equal to 1.0% of the amount made available and/or outstanding in connection with (1) any financing obtained, directly or indirectly, by the Company or its operating partnership and used to acquire or originate investments, (2) any financing assumed, directly or indirectly, by the Company or its operating partnership in connection with the acquisition of investments, or (3) the refinancing of any financing obtained or assumed, directly or indirectly, by the Company or its operating partnership. Advisor was able to re-allow some or all of the financing coordination fee to reimburse third parties with whom Advisor was allowed to subcontract to procure such financing. For the year ended December 31, 2012, the Company paid $811,000 of financing coordination fees to Advisor and its affiliates. There were no financing coordination fees incurred for 2013.

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  Leasing Commission Fee.  On June 9, 2011, pursuant to Section 11 of the Prior Advisory Agreement, the Company's board of directors approved the payment of fees to Advisor for services it provided in connection with leasing the Company's properties. The leasing fees were in addition to the market-based fees for property management services payable by the Company to TNP Property Management, LLC, its property manager and an affiliate of Advisor. For the years ended December 31, 2012 and 2011, the Company paid approximately $244,000 and $88,000, respectively, of leasing commission fees payable to Advisor or its affiliates. As of December 31, 2012, leasing fees of $14,000 were included in amounts due to affiliates. As of September 30, 2013, the Company incurred and paid approximately $143,000 of lease commissions and $19,000 of leasing fees were included in amounts due to Advisor or its affiliates.

In addition to the fees the Company paid to Advisor pursuant to the Prior Advisory Agreement, the Company also reimbursed Advisor for the costs and expenses described below:

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  Organization and Offering Costs.  Organization and offering costs (other than selling commissions and the dealer manager fee described below) were initially paid by Advisor and its affiliates on the Company's behalf. Such costs include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of certain of Advisor's employees and employees of Advisor's affiliates and others. Pursuant to the Prior Advisory Agreement, the Company was obligated to reimburse Advisor or its affiliates, as applicable, for organization and offering costs, provided that the Company was not obligated to reimburse Advisor to the extent organization and offering costs, other than selling commissions and dealer manager fees, incurred by the Company exceeded 3.0% of the gross offering proceeds from the Company's offering. Any such reimbursement would not exceed actual expenses incurred by Advisor. As of December 31, 2012 and 2011, organization and offering costs incurred by Advisor on the Company's behalf or paid by the Company directly were $3,258,000 and $3,016,000, respectively. As of September 30, 2013, cumulative organization and offering costs incurred by Advisor on the Company's behalf was

    $3,272,000. As of December 31, 2012 and September 30, 2013, cumulative organization and offering costs reimbursed to Advisor or paid directly by the Company were approximately $4,308,000 and $4,273,000, respectively, exceeding the 3.0% limit. Accordingly, the excess amount was billed to Advisor and settled as of January 31, 2013. TNP believes that there are no outstanding excess amounts payable by the Company as of the date hereof.

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  Overhead Costs.  Subject to the 2%/25% Guidelines discussed below, the Company reimbursed Advisor for all expenses paid or incurred by Advisor in connection with the services provided to the Company, including personnel costs and the Company's allocable share of other overhead of Advisor such as rent and utilities; provided, however, that no reimbursement was made for costs of such personnel to the extent that personnel were used in transactions for which Advisor was entitled to an acquisition, origination or disposition fee. For the year ended December 31, 2011, the Company reimbursed $459,000 to Advisor for operating expenses. For 2012 and as of September 30, 2013, the Company's total operating expenses (as defined in its charter) did not exceed the 2%/25% Guidelines. As of December 31, 2012, administrative services of $209,000 were included in amounts due to affiliates. As of September 30, 2013, the Company incurred and paid $73,000 of administrative services to Advisor (including $33,970.52 for accounting services). For the nine months ended September 30, 2013, no amounts for administrative services are included in amounts due to affiliates.

2%/25% Guidelines

As described above, Advisor and its affiliates were entitled to reimbursement of actual expenses incurred for administrative and other services provided to the Company for which they did not otherwise receive a fee. However, the Company would not reimburse Advisor or its affiliates at the end of any fiscal quarter for "total operating expenses" that for the four consecutive fiscal quarters then ended, or the "expense year," exceeded the greater of (1) 2% of the Company's average invested assets or (2) 25% of the Company's net income, which the Company referred to as the "2%/25% Guidelines," and Advisor had to reimburse the Company quarterly for any amounts by which the Company's total operating expenses exceeded the 2%/25% Guidelines in the previous expense year, unless the independent directors determined that the excess expenses were justified based on unusual and nonrecurring factors which they deemed sufficient. If the independent directors determined that the excess expenses were justified, the Company would send its stockholders written disclosure, together with an explanation of the factors the independent directors considered in making such a determination.

For purposes of the 2%/25% Guidelines, "total operating expenses" means all costs and expenses paid or incurred by the Company, as determined under U.S. generally accepted accounting principles, that are in any way related to the Company's operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the shares, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees; (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

The Company's "average invested assets" for any period were equal to the average book value of its assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The Company's "net income" for any period was equal to its total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses included all costs and expenses incurred by the Company under generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Advisor's subordinated participation interest in the Company's operating partnership.

For the year ended December 31, 2011, the Company's total operating expenses exceeded the 2%/25% Guidelines by $268,000. On February 24, 2012, the independent directors of the Company unanimously determined the excess amount of total operating expenses for the fiscal year ended December 31, 2011 was justified because (1) the amounts reflected legitimate operating expenses necessary for the operation of the Company's business, (2) the Company was then in its acquisition and development stage, (3) certain of the Company's properties had not yet stabilized, and (4) the Company was then continuing to raise capital in its initial public offering but the expenses incurred as a result of being a public company (including for audit and legal services, director and officer liability insurance and fees for directors) were disproportionate to the Company's average invested assets and net income and such expenses would benefit the Company and its stockholders in future periods. The independent directors further resolved, however, that Advisor would be required to repay the Company any portion of such excess amount to the extent that, as of the termination of the Prior Advisory Agreement, the Company's aggregate operating expenses as of such date exceeded the 2%/25% Guidelines for all prior periods. TNP believes that no such amounts are payable to the Company.

Guaranty Fees

In connection with certain acquisition financings, Mr. Thompson executed guaranty agreements to certain parties. As part of the acquisition of the Waianae Mall, Mr. Thompson guaranteed the mortgage loan assumed by the Company in connection with the acquisition of the Waianae Mall. In connection with the acquisition of the mortgage loans secured by Constitution Trail, the Company and Mr. Thompson agreed to jointly and severally guaranty to the lender the full and prompt payment and performance of certain obligations under the acquisition loan.

Additionally, in connection with the acquisition financing on Osceola Village, the Company entered into a Master Lease Agreement with TNP SRT Osceola Village Master Lessee, LLC, a wholly-owned subsidiary of the Company's operating partnership. Pursuant to the Master Lease Agreement, TNP made certain guarantees with respect to the Master Lease Agreement.

As consideration for the guaranties outlined above, the Company entered into reimbursement and fee agreements to provide for up-front payments and annual guaranty fee payments for the duration of the guarantee periods. The Company incurred approximately $104,000 in guaranty fees in 2011 and approximately $51,000 in guaranty fees in 2012. For the nine months ended September 30, 2013, the Company paid approximately $24,000 in guaranty fees to Mr. Thompson and his affiliates. As of December 31, 2012 and September 30, 2013, guaranty fees of approximately $10,000 and $14,000, respectively, were included in amounts due to affiliates. At December 31, 2012, TNP's outstanding guaranty agreements related to guarantees on the financing of Waianae Mall and Constitution Trail and master lease guarantees for Osceola Village, and Mr. Thompson and/or TNP received a fee in consideration of such guarantees. On January 22, 2013, Waianae Mall was sold and the guaranty agreement related to the Waianae Mall mortgage loan was terminated. At September 30, 2013, the Company's outstanding guaranty agreements relate to the guarantee on the financing on Constitution Trail and Osceola Village.

Selling Commissions and Dealer Manager Fees

The Company's initial public offering of its common stock terminated on February 7, 2013. The dealer manager for the Company's public offering was TNP Securities, a wholly owned subsidiary of TNP and a licensed broker-dealer registered with FINRA. As the dealer manager for the Company's initial public offering, TNP Securities was entitled to certain selling commissions, dealer manager fees and reimbursements relating to the Company's public offering. The Company's dealer manager agreement with TNP Securities provided for the following compensation:

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  The Company paid TNP Securities selling commissions of up to 7.0% of the gross offering proceeds from the sale of the Company's shares in its primary offering, all of which could be re-allowed to participating broker-dealers. For the years ended December 31, 2012 and 2011, the Company paid selling commissions of $3,062,000 and $2,395,000 to TNP Securities, respectively. The Company paid $32,000 of selling commissions to TNP Securities in 2013. Centaurus Financial was one of multiple participating dealers in such offerings and accordingly earned fees in such capacity. For 2013, such fees were less than $50,000.

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  The Company paid TNP Securities a dealer manager fee of 3.0% of the gross offering proceeds from the sale of the Company's shares in the primary offering, a portion of which could be re-allowed to participating broker-dealers. For the years ended December 31, 2012 and 2011, the Company paid dealer manager fees of $1,411,000 and $1,034,000 to TNP Securities, respectively. In 2013, the Company has paid dealer manager fees of $15,000 to TNP Securities.

Fees Paid to the Property Manager

In connection with the acquisitions of the Company's properties, the Company, through its subsidiaries entered into Property Management Agreements with TNP Property Management, LLC ("TNP Property Manager"), an affiliate of TNP, pursuant to which TNP Property Manager served as the property manager for each of the Company's properties. TNP Property Manager supervised, managed, operated, and maintained each property on the terms and conditions set forth in the Property Management Agreement. The Company paid TNP Property Manager a market-based annual property management fee of up to 5.0% of the gross revenues generated by each property under management. In certain instances, TNP Property Manager entered into sub-management agreements with local third-party sub-managers, in which case TNP Property Manager was responsible for supervising and compensating those property managers. For the years ended December 31, 2012 and 2011, the Company incurred $1,174,000 and $492,000, respectively, in property management fees payable to TNP Property Manager. As of December 31, 2012 and 2011, property management fees of $48,000 and $16,000, respectively, were included in amounts due to affiliates. As of September 30, 2013, the Company incurred approximately $862,000 in property management fees to TNP Property Manager in 2013 in the nine months ended September 30, 2013. As of September 30, 2013, there is $161,000 payable by the Company to affiliates of TNP in property management fees.

Acquisition of Cochran Bypass

On June 29, 2011, the Company acquired a single-tenant necessity retail center located in Chester, South Carolina, commonly known as Cochran Bypass, from an affiliate of TNP for $2,585,000. The acquisition was approved by the Company's board of directors, including all the independent directors.

Related Party Loans and Fees

In connection with the acquisition of three mortgage notes secured by the Constitution Trail Centre, or the mortgage notes, during the second quarter of 2011, TNP SRT Constitution, LLC, a subsidiary of the

Company's operating partnership, obtained a loan from 2008 TNP Participating Notes Program, LLC (the "Notes Program"), an affiliated program sponsored by TNP. The loan was evidenced by a promissory note in the aggregate principal amount of $995,000 and bore interest at an annual rate of 14.0%. For the year ended December 31, 2011, the Company paid loan fees of $49,000 in connection with this loan. This loan was repaid in July 2011.

In connection with the acquisition of Cochran Bypass, TNP SRT Cochran Bypass, LLC, a subsidiary of the Company's operating partnership, obtained a loan from the Notes Program evidenced by a promissory note in the aggregate principal amount of $775,000 and bearing an annual interest rate of 14.0%. For the year ended December 31, 2011, the Company paid interest expense of $5,000 to the affiliate of Advisor in connection with this loan. This loan was repaid in September 2011.

In connection with the Company's acquisition of Craig Promenade on March 30, 2011, the Company assumed a $500,000 note payable due to an affiliate of Advisor which was repaid at the closing of the acquisition of Craig Promenade. For the year ended December 31, 2011, the Company paid interest expense of $19,000 to the affiliate of Advisor in connection with this note payable.

The Company acquired Morningside Marketplace in January 2012. The Company financed the payment of a portion of the purchase price for the Morningside Marketplace with the proceeds of (1) a loan in the aggregate principal amount of $235,000 from TNP to the Company's operating partnership, (2) a loan in the aggregate principal amount of $200,000 from Mr. James Wolford, the then-Chief Financial Officer, Treasurer and Secretary of the Company and officer of TNP, to the Company's operating partnership and (3) a loan in the aggregate principal amount of $920,000 from Mrs. Thompson to the Company's operating partnership, which are referred to collectively as the "affiliate loans". The affiliate loans each accrued interest at a rate of 12% per annum. The Company's operating partnership repaid the affiliated loan from TNP on January 19, 2012. The entire outstanding principal balance of the affiliate loans from Mr. Wolford and Ms. Thompson and all accrued and unpaid interest thereon was due and payable in full on April 8, 2012. The Company's operating partnership repaid the affiliate loans from Mr. Wolford and Ms. Thompson on March 29, 2012. The Company's operating partnership paid interest expense of $20,000 with respect the affiliate loans.

In March 2012, the Company reimbursed Advisor $240,000 related to a non-refundable earnest deposit incurred by an affiliate of Advisor in 2010 on a potential acquisition commonly known as Morrison Crossing. The Company subsequently alleged that the reimbursement was non-reimbursable since the acquisition was not one that was approved by the Company's board of directors in 2010. TNP disputes this allegation and believes that board minutes and other evidence show that the Company's board of directors approved the acquisition. The Company recorded the amount as a receivable from Advisor and recorded a provision to reserve the entire amount at June 30, 2013 and December 31, 2012. In May 2013, the Company settled with Advisor and determined to not seek reimbursement from Advisor for the amount previously paid.

Transfer Agent Payments

TNP estimated that the Company paid approximately $39,919 to TNP and its affiliates in 2013 for transfer agent services. TNP estimates that the Company paid $49,116 and $14,961 to TNP and its affiliates in 2012 and 2011, respectively, for transfer agent services. On August 19, 2013, the Company sued TNP Transfer Agent, LLC, in Delaware Chancery Court, seeking an order requiring the transfer agent to turn over all stockholder information to the Company. On November 25, 2013, the Court of Chancery of the State of Delaware approved a stipulated final judgment between the Company and Mr. Thompson and TNP Transfer Agent, LLC.

License Fee

TNP estimates that the Company paid approximately $4,293 to TNP or its affiliates in 2013 for the renewal of the Dynamo license, which relates to software for managing marketing, investor relations, and reporting. TNP estimates that the Company paid TNP $15,967 for Dynamo licenses fees in 2012, and TNP believes that the Company did not reimburse TNP for any such fees in 2011.

Other Matters

On September 25, 2013 in the U.S. District Court in San Francisco, a Company stockholder filed an action against the Company, certain of the Company's officers, members of the Company's Board (including Mr. Thompson), TNP and certain of TNP's affiliates and others alleging that the Company offering materials were materially false in violation of federal securities laws. As of this date, no answers have been filed and TNP intends to defend any allegations made against it. TNP is subject to additional litigation relating to the Company from time to time.

FINRA filed a complaint, but not an action, against two officers of TNP, including Mr. Thompson. The complaint alleges that TNP omitted to state material facts in connection with three promissory note offerings from 2008 to 2010, and that TNP failed to produce documents in a timely fashion in connection with FINRA's examination of TNP Securities, LLC. The claim against TNP related to the alleged non-disclosure has been dismissed.

The information contained in this Annex B has been taken substantially from or based upon publicly available documents and records on file with the SEC and other public sources, other than information that has been specifically qualified by a Participant's estimate or belief. Participants to which this information does not relate have not independently verified the accuracy or completeness of such information and do not take any responsibility for the accuracy or completeness of the information contained in this Annex B.

DATED DECEMBER 5, 2013

PLEASE VOTE TODAY!

TO VOTE BY MAIL, PLEASE SIGN AND DATE THIS PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

STRATEGIC REALTY TRUST, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY ANTHONY THOMPSON, JAMES RONALD KING SR. AND THE SRT
SHAREHOLDERS COALITION (THE "COALITION")
This proxy is not being solicited by the SRT Board of Directors

The undersigned, revoking all proxies previously given, hereby appoints and constitutes James Ronald King Sr. and John Skeffington, or either of them, as attorneys and proxies, with full power of substitution and resubstitution, to represent the undersigned at the Annual Meeting of Stockholders of Strategic Realty Trust, Inc. ("SRT") to be held on January 10, 2014, and at any adjournments or postponements thereof, to vote all shares of common stock of SRT held or owned by the undersigned as directed below, and in their discretion upon such other matters which are to be presented at the meeting, including matters incident to its conduct.

Upon proper execution of this proxy, all shares of common stock of SRT held or owned by the undersigned will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE ELECTION OF A DIRECTOR OR A PROPOSAL, ALL SUCH SHARES WILL BE VOTED AS FOLLOWS WITH RESPECT TO ANY SUCH DIRECTOR OR PROPOSAL: (I) "FOR" TODD SPITZER AND (II) "FOR" THE REMOVAL PROPOSAL.

 YOUR VOTE IS VERY IMPORTANT—PLEASE SUBMIT YOUR PROXY TODAY.

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Strategic Realty Trust, Inc.
Common Stock for the upcoming Annual Meeting of Stockholders.

☒	Please mark your vote as in this example

WE RECOMMEND A VOTE FOR THE ELECTION OF TODD SPITZER AND FOR THE REMOVAL PROPOSAL.

PROPOSAL 1—To elect Todd Spitzer to the Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 2—REMOVAL PROPOSAL—To remove each of the other members of the Board (other than Mr. Spitzer) and fill the vacancies created by such removal or an expansion of the Board with the following qualified, independent nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and authorize Mr. Spitzer to take all actions to appoint these individuals to the Board).

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated:

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Title(s), if any

Please sign exactly as your name(s) appear(s) hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.

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2013 ANNUAL MEETING OF THE STOCKHOLDERS OF STRATEGIC REALTY TRUST, INC.
PROXY STATEMENT OF SRT SHAREHOLDERS COALITION
PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY
IMPORTANT
SRT SHAREHOLDERS COALITION 2300 E. KATELLA AVE, SUITE 235 ANAHEIM, CA 92806 Call Toll-Free at: (800) 401-7905 Email: Info@ProtectOurInvestment.org Please sign, date and return the enclosed GREEN Proxy Card in the enclosed postage-paid envelope today.
BACKGROUND
ANNUAL MEETING PROPOSALS
EFFECT ON SPECIAL MEETING SOLICITATION
VOTING; PROXY CARD PROCEDURES
If you have any questions about executing or delivering your GREEN Proxy Card or require assistance, please contact: SRT SHAREHOLDERS COALITION 2300 E. KATELLA AVE, SUITE 235 ANAHEIM, CA 92806 Call Toll-Free at: (800) 401-7905 Fax: (714) 876-1492 Email: Info@ProtectOurInvestment.org
INFORMATION REGARDING THE SHAREHOLDER NOMINEES
SOLICITATION OF PROXY CARDS; EXPENSES
CERTAIN INFORMATION REGARDING THE PARTICIPANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2014 ANNUAL MEETING
CERTAIN INFORMATION REGARDING THE COMPANY
INTERNET AVAILABILITY OF SOLICITATION MATERIALS
YOUR SUPPORT IS IMPORTANT
WHOM YOU CAN CALL IF YOU HAVE QUESTIONS
SRT SHAREHOLDERS COALITION 2300 E. KATELLA AVE, SUITE 235 ANAHEIM, CA 92806 Call Toll-Free at: (800) 401-7905 Email: Info@ProtectOurInvestment.org
ANNEX A SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF THE COMPANY
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION: PURCHASES AND SALES IN THE COMMON STOCK OF THE COMPANY BY OR ON BEHALF OF THE PARTICIPANTS DURING THE PAST TWO YEARS
ANNEX B ADDITIONAL INFORMATION REGARDING CERTAIN SHAREHOLDER NOMINEES AND PARTICIPANTS IN THE SOLICITATION
YOUR VOTE IS VERY IMPORTANT—PLEASE SUBMIT YOUR PROXY TODAY. YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Strategic Realty Trust, Inc. Common Stock for the upcoming Annual Meeting of Stockholders.
WE RECOMMEND A VOTE FOR THE ELECTION OF TODD SPITZER AND FOR THE REMOVAL PROPOSAL.